Exhibit 99.1

PRELIMINARY PROXY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ALPHA HEALTHCARE ACQUISITION CORP.

P R O X Y C A R D

The undersigned appoints Rajiv Shukla as proxy, with the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of Alpha Healthcare Acquisition Corp. (“AHAC”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held on                 , 2021 at a.m. Eastern, virtually at         , or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3A THROUGH 3G, 4, 6, 7 and 8, and FOR ALL NOMINEES IN PROPOSAL 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

	Please mark vote as indicated in this example		☒

THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 7 BELOW.

Proposal No. 1—The Business Combination Proposal— to (a) adopt and approve the Business Combination Agreement, dated as of February 17, 2021 (the “Business Combination Agreement”), among Alpha Healthcare Acquisition Corp. (“AHAC”), Hunter Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AHAC (“Merger Sub”), and Humacyte, Inc., a Delaware corporation (“Humacyte”), pursuant to which Merger Sub will merge with and into Humacyte, with Humacyte surviving the merger as a wholly-owned subsidiary of AHAC (the “Combined Company” or “New Humacyte”) and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Charter Amendment Proposal— to approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the “Proposed Charter,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex C), which will amend and restate AHAC’s current Amended and Restated Certificate of Incorporation (the “Current Charter”), and which Proposed Charter will be in effect upon the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—The Advisory Charter Proposals— to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as seven separate sub-proposals:

(a) Advisory Charter Proposal A — to change the corporate name of the Combined Company to “Humacyte, Inc.”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b) Advisory Charter Proposal B — to increase the authorized shares of common stock of AHAC to 250,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c) Advisory Charter Proposal C — to increase the authorized shares of “blank check” preferred stock that the Combined Company’s board of directors could issue to 20,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d)  Advisory Charter Proposal D — to provide that the removal of any director be only for cause and by the affirmative vote of at least 66 ⅔% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(e)  Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 ⅔% of the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f)  Advisory Charter Proposal F — to make the Combined Company’s corporate existence perpetual instead of requiring AHAC to be dissolved and liquidated 24 months following the closing of AHAC’s initial public offering, and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(g) Advisory Charter Proposal G — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4—The Nasdaq Stock Issuance Proposal— to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, (a) the issuance of up to 95,000,000 shares of New Humacyte common stock in connection with the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus, and (b) the issuance of an aggregate of 17,500,000 shares of AHAC Class A Common Stock in a private placement concurrent with the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5—The Director Election Proposal— to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of the following eleven directors who, upon consummation of the Business Combination, will become directors of the Combined Company:

Nominees:

(01) Brady Dougan

(02) Jeffrey H. Lawson, M.D., Ph.D.

(03) Max Wallace J.D.

(04) Gordon M. Binder

(05) Todd M. Pope

(06) Kathleen Sebelius

(07) Rajiv Shukla

(08) Emery N. Brown, M.D., Ph.D.

(09) Michael T. Constantino

(10) Laura E. Niklason, M.D., Ph.D.

(11) Susan Windham-Bannister, Ph.D.

FOR ALL NOMINEES ☐

WITHHOLD

☐

INSTRUCTION: To withhold

authority to vote for any individual

nominees, mark “FOR ALL NOMINEES

EXCEPT” and write the name(s) or number(s)

of the nominee(s) on the line below:

______________________________

FOR ALL NOMINEES EXCEPT* ☐

Proposal No. 6—The Equity Incentive Plan Proposal— to approve, assuming the Business Combination Proposal is approved and adopted, the Humacyte, Inc. 2021 Long-Term Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, which will become effective as of and contingent on the consummation of the Business Combination .	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The ESPP Proposal— to approve, assuming the Business Combination Proposal is approved and adopted, the Humacyte, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E, which will become effective as of and contingent on the consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Adjournment Proposal— to approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the board of directors of AHAC or the officer presiding over the Special Meeting, for AHAC to consummate the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2021

(Signature)

(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.